FRUCI & ASSOCIATES II
A Professional Limited Liability Company
218 North Bernard Street Second Floor
Spokane, WA 99201

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Auscrete Corporation for the year ended December 31, 2015 of our report dated April 14, 2016 included in its Registration Statement on Form S-1/A (No. 333-199187) dated December 15, 2014 relating to the financial statements for the two years ended December 31, 2015.

Fruci & Associates II, PLLC

Fruci & Associates II, PLLC
Spokane, Washington
April 14, 2016

APPENDIX 10B